                                                                    Exhibit 25.1


     THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT TO RULE 901(d) OF REGULATION S-T

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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|

                              --------------------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


          New York                                     13-5160382
   (State of incorporation                          (I.R.S. employer
   if not a U.S. national bank)                     identification no.)

        48 Wall Street, New York, N.Y.                    10286
    (Address of principal executive offices)            (Zip code)

                              --------------------



                                  PATHNET, INC.
               (Exact name of obligor as specified in its charter)


           Delaware                                      52-1941838
 (State or other jurisdiction of                      (I.R.S. employer
  incorporation or organization)                     identification no.)


       1015 31st Street, N.W.
           Washington, D.C.                                 20007
(Address of principal executive offices)                 (Zip code)

                              --------------------

                          12-1/4% Senior Notes due 2008
                       (Title of the indenture securities)

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



1. General information. Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

--------------------------------------------------------------------------------
                  Name                                        Address
--------------------------------------------------------------------------------

 Superintendent of Banks of the State of       2 Rector Street, New York,
 New York                                      N.Y.  10006, and Albany, N.Y.
                                               12203

 Federal Reserve Bank of New York              33 Liberty Plaza, New York,
                                               N.Y.  10045

 Federal Deposit Insurance Corporation         Washington, D.C.  20429

 New York Clearing House Association           New York, New York   10005


 (b)      Whether it is authorized to exercise corporate trust powers.

 Yes.

2.       Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

16.      List of Exhibits.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

         1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

         6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE



     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 13th day of May, 1998.


                                                 THE BANK OF NEW YORK



                                                 By:    /s/ WALTER N. GITLIN
                                                    ------------------------
                                                 Name:  WALTER N. GITLIN
                                                 Title: VICE PRESIDENT

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                     Consolidated Report of Condition of
                            THE BANK OF NEW YORK
                   of 48 Wall Street, New York, N.Y. 10286

                     And Foreign and Domestic Subsidiaries.

a member of the Federal Reserve System, at the close of business December 31, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS                                                           Dollar Amounts
                                                                 --------------
                                                                 (in Thousands)
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin...........   $   5,742,986
  Interest-bearing balances....................................       1,342,769
Securities:
  Held-to-maturity securities..................................       1,099,736
  Available-for-sale securities................................       3,882,636
Federal funds sold and Securities purchased under agreements
  to resell....................................................       2,568,530
Loans and lease financing receivables:
  Loans and leases, net of unearned income.....................      35,019,608
  LESS: Allowance for loan and lease losses....................         627,350
  LESS: Allocated transfer risk reserve........................               0
  Loans and leases, net of unearned income, allowance and
    reserve....................................................      34,392,258
Assets held in trading accounts................................       2,521,451
Premises and fixed assets (including capitalized leases).......         659,209
Other real estate owned........................................          11,992
Investments in unconsolidated subsidiaries and associated
  companies....................................................         226,263
Customers liability to this bank on acceptances outstanding....       1,187,449
Intangible assets..............................................         781,684
Other assets...................................................       1,736,574
                                                                 --------------
Total assets...................................................   $  55,153,587
                                                                 --------------
                                                                 --------------

LIABILITIES
Deposits:
  In domestic offices..........................................   $  27,031,362
  Noninterest-bearing..........................................      11,899,507
  Interest-bearing.............................................      15,131,855
  In foreign offices. Page and Agreement subsidiaries and IEFs.      13,794,449
  Noninterest-bearing..........................................         590,999
  Interest bearing.............................................      13,203,450
Federal funds purchased and Securities sold under agreements
  to repurchase................................................       2,338,851
Demand notes issued to the U.S. Treasury.......................         173,351
Trading liabilities............................................       1,695,216
Other borrowed money
  With remaining maturity of one year or less..................       1,905,330
  With remaining maturity of more than one year through
    three years................................................               0
  With remaining maturity of more than three years.............          25,664
Bank's liability on acceptances executed and outstanding.......       1,195,922
Subordinated notes and debentures..............................       1,012,940
Other liabilities..............................................       2,018,940
                                                                 --------------
Total liabilities..............................................      51,192,576
                                                                 --------------

EQUITY CAPITAL
Common stock...................................................       1,135,284
Surplus........................................................         731,319
Undivided profits and capital reserves.........................       3,093,726
Net unrealized holding gains (losses) on available-for-sale
  securities...................................................          36,866
Cumulative foreign currency transaction adjustments............         (36,184)
                                                                 --------------
Total equity capital...........................................       4,951,011
                                                                 --------------
Total liabilities and equity capital...........................   $  55,153,587
                                                                 --------------
                                                                 --------------


   I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and level.

                                                              Robert E. Keilman

   We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                   Thomas A. Renyl      )
                   Alan R. Gattlin      )   Directors
                   J. Carter Bacot      )

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